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                                                                    Exhibit 5(b)


                 WORSHAM, FORSYTHE, SAMPELS & WOOLDRIDGE, L.L.P.
                         Attorneys and Counselors at Law
                      Thirty-two Hundred, 2001 Bryan Tower
                               Dallas, Texas 75201
                                   __________

                            Telephone (214) 979-3000
                               Fax (214) 880-0011


                                February 24, 1994




Texas Utilities Company
2001 Bryan Tower
Dallas, Texas 75201

Ladies and Gentlemen:

     Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company (Company) on or about the date hereof with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, for the registration of 2,000,000 shares of the Company's common stock, without par value (Stock), to be offered from time to time in connection with the Employees' Thrift Plan of the Texas Utilities Company System (Plan) and of an indeterminate amount of interests in the Plan, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and nonassessable and to make valid the interests in the Plan will have been taken when any shares of authorized but unissued Stock sold pursuant to the Plan shall have been issued and delivered for the consideration contemplated in the Plan.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the aforementioned Registration Statement.

                                             Very truly yours,


                                             WORSHAM, FORSYTHE, SAMPELS
                                              & WOOLDRIDGE, L.L.P.



                                             By:     /s/  Neil D. Anderson
                                                -------------------------------
                                                            A Partner